Exhibit 99.2

Reference number: 20140011.01\CJG\CJG

CERTIFICATE

EURYTON TRUST MANAGEMENT B.V.

The undersigned, Cornelis Johannes Jozefus Maria van Gool, civil-law notary (notaris) in Amsterdam (The Netherlands), solely relying on information provided by the trade register and without having conducted any further investigation, hereby certifies:

(a)
attached to this certificate is an extract from the trade register of Euryton Trust Management B.V., a company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), having its seat in Amsterdam and its address at 1019 DT Amsterdam, Rietlandpark 125, filed at the trade register under number 34206371 (the ‘Company’), together with an unofficial English translation thereof;

(b) in the English translation, efforts have been made to translate as literal as possible; inevitably, differences may occur in translating and if so, the Dutch text will prevail.

The undersigned is not aware of any facts or circumstances that would lead to the conclusion that the Company is no longer validly existing as from the date hereof.

Amsterdam, 12 February 2014.

APOSTILLE
Convention de La Haye du 5 octobre 1961

1.	Country: THE NETHERLANDS
This public document
2.	Has been signed by: mr. C.J.J.M. van Gool
3.	Acting in the capacity of: civil law notary in Amsterdam
4.	Bears the seal/stamp of:
mr. C.J.J.M. van Gool
Certified
5.	At Amsterdam
6.	On 12 februari 2014
7.	By the clerk of the Court of Amsterdam
8.	No:
9.	Seal/Stamp: 06270	10. Signature
J.W.Pollet

Uittreksel Handelsregister Kamer van Koophandel

KvK-nummer 34206371
Pagina 1 (van 2)
Rechtspersoon
RSIN	813195676
Rechtsvorm	Besloten Vennootschap
Statutaire naam	Euryton Trust Management B.V.
Statutaire zetel	Amsterdam
Eerste inschrijving handelsregister	29-04-2004
Datum akte van oprichting	23-04-2004
Datum akte laatste statutenwijziging	21-11-2012
Geplaatst kapitaal	EUR 18.000,00
Gestort kapitaal	EUR 18.000,00
Deponering jaarstuk	De jaarrekening over boekjaar 2012 is gedeponeerd op 18-10-2013.
Onderneming
Handelsnaam	Euryton Trust Management B.V.
Startdatum onderneming	23-04-2004
Activiteiten	SBI-code: 69203 - Boekhoudkantoren
Werkzame personen	10
Vestiging
Vestigingsnummer	000001472038
Handelsnaam	Euryton Trust Management B.V.
Bezoekadres	Rietlandpark 125, 1019DTAmsterdam
Postadres	Postbus 15651, 1001ND Amsterdam
Telefoonnummer	0206704455
Faxnummer	0206706211
lnternetadres	www.etmtrust.com
E-mailadres	info@etmtrust.com
Datum vestiging	23-04-2004
Activiteiten	SBI-code: 69203 - Boekhoudkantoren
Het verlenen van administratieve diensten
Werkzame personen	10
Bestuurders
Naam	Shamir, Doron
Geboortedatum en -plaats	16-11-1961, Tel Aviv, Israël
Datum in functie	23-04-2004
Titel	Directeur
Bevoegdheid	Gezamenlijk bevoegd (met andere bestuurder(s), zie statuten)
Aanvang (huidige) bevoegdheid	08-01-2008

Een gewaarmerkt uittreksel is een officieel bewijs van inschrijving in het Handelsregister. Een papieren gewaarmerkt uittreksel is ondertekend, voorzien van een microtekst en uv-logo gedrukt op ‘optisch dood’ papier.

Uittreksel Handelsregister Kamer van Koophandel

KvK-nummer 34206371
Pagina 2 (van 2)
Naam	van Moorsel, Manou
Geboortedatum en -plaats	02-07-1974, ‘s-Gravenhage
Datum in functie	08-01-2008
Titel	Directeur
Bevoegdheid	Gezamenlijk bevoegd (met andere bestuurder(s), zie statuten)
Gevolmachtigden
Naam	Elmaliyah, Alon
Geboortedatum en -plaats	03-09-1979, Tel Aviv, Israël
Datum in functie	20-11-2012 (datum registratie: 27-11-2012)
Titel	Gevolmachtigd A
lnhoud volmacht	Altijd gezamenlijk bevoegd met een van de directeuren van het bedrijf

Naam	Versluis, Suzanne Louise Maria
Geboortedatum en -plaats	22-10-1983, Haarlem
Datum in functie	20-11-2012 (datum registratie: 27-11-2012)
Titel	Gevolmachtigd B
lnhoud volmacht	Bevoegd tot het doen van opgave aan het handelsregister.

Uittreksel is vervaardigd op 12-02-2014 om 11.28 uur.
Voor uittreksel

mw. Hankie van Baasbank, Raad van Bestuur

Een gewaarmerkt uittreksel is een officieel bewijs van inschrijving in het Handelsregister. Een papieren gewaarmerkt uittreksel is ondertekend, voorzien van een microtekst en uv-logo gedrukt op ‘optisch dood’ papier.

The Netherlands Chamber of Commerce Commercial Register extract

Commercial Register No. 34206371
Page 1 (of 2)
Legal entity
RSIN	813195676
Legal form	Private Limited Liability Company (Besloten Vennootschap)
Statutory name	Euryton Trust Management B.V.
Corporate seat	Amsterdam
First entry in Commercial Register	29-04-2004
Date of deed of incorporation	23-04-2004
Date of deed of last amendment to	21-11-2012
the Articles of Association
Issued capital	EUR 18.000,00
Paid-up capital	EUR 18.000,00
Filing of the annual accounts	The annual accounts for the financial year 2012 were filed on 18-10-2013.
Company
Trade name	Euryton Trust Management B.V.
Company start date	23-04-2004
Activities	SBI-code: 69203 - Book-keeping
Employees	10
Establishment
Establishment number	000001472038
Trade name	Euryton Trust Management B.V.
Visiting address	Rietlandpark 125, 1019DT Amsterdam
Postal address	Postbus 15651, 1001ND Amsterdam
Telephone number	+310206704455
Fax number	+310206706211
Internet address	www.etmtrust.com
E-mail address	info@etmtrust.com
Date of incorporation	23-04-2004
Activities	SBI-code: 69203 - Book-keeping
For further information on activities, see Dutch extract.
Employees	10
Board members
Name	Shamir, Doron
Date and place of birth	16-11-1961, Tel Aviv, Israel
Date of entry into office	23-04-2004
Title	Directeur
Powers	Authorised jointly (with other board member(s), see articles)
Date of (present) authority	08-01-2008

A certified extract is an official proof of registration in the Commercial Register. Certified extracts issued on paper are signed and contain a microtext and UV logo printed on ‘optically dull’ paper.

The Netherlands Chamber of Commerce Commercial Register extract

Commercial Register No. 34206371
Page 2 (of 2)

Name	van Moorsel, Manou
Date and place of birth	02-07-1974, ‘s-Gravenhage
Date of entry into office	08-01-2008
Title	Directeur
Powers	Authorised jointly (with other board member(s), see articles)
Authorised representatives
Name	Elmaliyah, Alon
Date and place of birth	03-09-1979, Tel Aviv, Israel
Date of entry into office	20-11-2012 (registration date: 27-11-2012)
Title	Gevolmachtigd A
Contents of power of attorney	There are other restrictions. See Dutch extract.

Name	Versluis, Suzanne Louise Maria
Date and place of birth	22-10-1983, Haarlem
Date of entry into office	20-11-2012 (registration date: 27-11-2012)
Title	Gevolmachtigd B
Contents of power of attorney	Authorised to file at the Commercial Register

Extract was made on 12-02-2014 at 11.29 hours.
For extract

mw. Hankie van Baasbank, Raad van Bestuur

A certified extract is an official proof of registration in the Commercial Register. Certified extracts issued on paper are signed and contain a microtext and UV logo printed on ‘optically dull’ paper.